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                               OPERATING AGREEMENT
                                       OF
                           JAZZ CASINO COMPANY, L.L.C

     This Operating Agreement (this "Agreement") of Jazz Casino Company, L.L.C. (the "Company") is entered into and shall be effective as of the 9th day of December, 1997, by and between:

     JCC Holding Company, a Delaware corporation (the "Member"), whose address is 1023 Cherry Road, Memphis, Tennessee 38117; and

     Jazz Casino Company, L.L.C., a Louisiana limited liability company, whose address is 512 South Peters Street, New Orleans, Louisiana 70130;

pursuant to the provisions of the Louisiana Limited Liability Company Law, LSA-R.S. 12:1301, ET SEQ. (the "Act"), and on the following terms and conditions:

     1. FORMATION. The Member has caused the Company to be formed as a limited liability company pursuant to the provisions of the Act, and upon the terms and conditions set forth in the Articles (as defined below) and this Agreement.

     2. OPERATING AGREEMENT. This Agreement shall be considered the "operating agreement" of the Company within the meaning of Section 1301A(16) of the Act. The rights and obligations of the Member and the administration and termination of the Company shall be governed by this Agreement, the Articles and the Act; provided, however, that to the extent this Agreement is inconsistent in any respect with the Act, this Agreement shall control.

     3.   COMPANY NAME.  The name of the Company Jazz Casino Company, L.L.C.

     4. PURPOSE. The business and purpose of the Company shall be to engage in any activity for which limited liability companies may be engaged under applicable law (including, without limitation, the Act).

     5. CLASSIFICATION FOR FEDERAL INCOME TAX PURPOSES. Pursuant to Treasury Regulation Section 301.7701-3, it is intended that the Company be disregarded as an entity separate from the Company's sole Member for federal income tax purposes.

     6. PRINCIPAL PLACE OF BUSINESS AND MAILING ADDRESS. The principal place of business of the Company shall be located at 512 South Peters Street, New Orleans, Louisiana 70130, and the mailing address of the Company shall be 512 South Peters Street, New Orleans, Louisiana 70130. The Member may change the principal place of business and/or mailing address of the Company to any other place or address, respectively, within or without the State of Louisiana at any time without an amendment to this Agreement.

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     7.   REGISTERED AGENT AND REGISTERED OFFICE.  The registered office and registered agent of the Company in the State of Louisiana shall be as the Member may designate from time to time.

     8. TERM. The term of the Company shall commence on the date the Company's separate existence begins under the Act as a result of the filing of the articles of organization described in Section 1305 of the Act (the "Articles") in the office of the Secretary of State of Louisiana in accordance with the Act and shall continue in perpetuity unless its business and affairs are earlier wound up following dissolution at such time as this Agreement may specify.

     9. MEMBERS. JCC Holding Company, is the sole "member" of the Company, within the meaning of Section 1301A(13) of the Act.

     10. CAPITAL CONTRIBUTIONS. Within 120 days of the effective date of this Agreement, the Member shall contribute to the capital of the Company cash in the amount of $100.00. The Member shall not be required to make any other or additional contribution to the capital of the Company but may, in its sole and absolute discretion, make additional contributions to the capital of the Company.

     11. MANAGEMENT OF COMPANY. All decisions relating to the business affairs and properties of the Company shall be made by the Member in its capacity as the sole member of the Company. The Member may appoint a President and one or more Vice Presidents and such other officers of the Company as the Member may deem necessary or advisable to manage the day-to-day business affairs of the Company (the "Officers"). The Officers shall serve at the pleasure of the Member. To the extent delegated by the Member, the Officers shall have the authority to act on behalf of, bind and execute and deliver documents in the name and on behalf of the Company. No such delegation shall cause the Member to cease to be a Member. Such Officers, when and if appointed by the Member, shall have such authority and responsibility as is generally attributable to the holders of such offices in corporations incorporated under the laws of Louisiana. In addition, until such time as such delegation of authority is revoked by the Member in its sole and absolute discretion, the President, when and if appointed by the Member, is hereby authorized to take any and all actions consistent with the purposes of the Company that he or she believes is in the best interests of the Company.

     12. LIMITATION OF LIABILITY AND INDEMNIFICATION OF MEMBER. The Member shall not be personally liable for monetary damages for breach of any duty provided for in LSA-R.S. 12:1314. The Company shall defend, indemnify and hold harmless the Member against judgments, settlements, penalties, fines or expenses incurred because such person or entity is or was a member of the Company.

     13. INDEMNIFICATION OF OFFICERS AND EMPLOYEES. The Company may, in its sole and absolute discretion, defend, indemnify and hold harmless the Officers, employees or agents of the Company against judgments, settlements, penalties, fines or expenses incurred because such


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person is or was an Officer, employee or agent of the Company, except in the case of an Officer's, employee's or agent's fraud, willful misconduct, malfeasance or bad faith.

     14. PROFITS AND LOSSES. Profits and losses and each item of income, gain, loss, deduction and credit of the Company shall be allocated 100% to the Member.

     15. DISTRIBUTIONS. The Company shall distribute cash or other property from time to time 100% to the Member in such amount or of such type and at such times as the Member may determine.

     16. COMPANY BOOKS AND RECORDS. In addition to the records required to be maintained pursuant to Section 1319 of the Act, the Company shall maintain separate books and records of accounts for the Company in such manner and form as the Member deems appropriate.

     17. DISSOLUTION AND WINDING UP. The Company shall dissolve at the time and date specified in, and its business and affairs shall be wound up pursuant to, a written instrument executed by the Member. If the Member's membership in the Company ceases as a result of the Member's dissolution or termination as an entity at a time when the Company has no other member, the successors in interest of the Member with respect to its interest in the Company shall become substitute members in the Company upon the occurrence of such event, each holding a proportionate membership interest in the Company in accordance with their interest as a successor to the Member, and the Company shall not dissolve.

     18. AMENDMENTS. This Agreement and the Articles may be amended or modified from time to time only by written instrument executed by the Member or a majority in interest of the members, if there is more than one member, and by the Company.

     19. GOVERNING LAW. The validity and enforceability of this Agreement shall be governed by and construed in accordance with the laws of the State of Louisiana without regard to otherwise governing principles of conflicts of law.

                           [Signature Page To Follow]


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     IN WITNESS WHEREOF, the parties have entered into this Operating Agreement of Jazz Casino Company, L.L.C., effective as of the day first above set forth.

                                           JCC HOLDING COMPANY,
                                           a Delaware corporation


                                           By:
                                              ------------------------------
                                               Colin V. Reed
                                               Its: President


                                           JAZZ CASINO COMPANY, L.L.C.,
                                           a Louisiana limited liability company

                                           By:  JCC HOLDING COMPANY,
                                                 a Delaware corporation
                                                 Its: Sole Member


                                                 By:
                                                    ------------------------
                                                    Frederick W. Burford
                                                    Its: Vice President


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